EXHIBIT 12

                                 April 27, 2001

Mercury HW Variable Trust              Merrill Lynch Variable Series Funds, Inc.
Mercury HW International               Merrill Lynch International
Value VIP Portfolio                    Equity Focus Fund
725 S. Figueroa Street                 800 Scudders Mill Road
Suite 4000                             Plainsboro, New Jersey  08536
Los Angeles, California  90017-5400

    Re: Reorganization of Mercury HW Variable Trust (Mercury HW International Value VIP Portfolio) and Merrill Lynch Variable Series Funds, Inc. (Merrill Lynch International Equity Focus Fund)

Ladies and Gentlemen:

      We are  outside  counsel to Mercury HW  Variable  Trust,  a  Massachusetts business trust (the "Trust"), of which Mercury HW International Value VIP Portfolio ("Acquiring Fund") is a series. An Agreement and Plan of Reorganization (the "Agreement") by and between the Trust, on behalf of Acquiring Fund, and Merrill Lynch Variable Series Funds, Inc., a Maryland corporation (the "Company"), on behalf of one of its series, Merrill Lynch International Equity Focus Fund ("Acquired Fund"), has been approved by the Boards of each of the Trust and the Company pursuant to which Acquired Fund will transfer to Acquiring Fund substantially all of the assets of Acquired Fund in exchange solely for voting shares of Acquiring Fund and the assumption by Acquiring Fund of substantially all of the liabilities, if any, of Acquired Fund. Acquired Fund will then distribute the shares of Acquiring Fund acquired in the exchange to its shareholders and Acquired Fund will liquidate pursuant to the Agreement (the "Reorganization").

      You have requested our opinion as to certain federal income tax consequences of the Reorganization. The opinion that follows is based on the Internal Revenue Code of 1986, as amended through the date hereof (the "Code"), judicial decisions, administrative rulings and regulations, and such other sources of legal authority as we deemed necessary to consult in rendering this opinion. The opinion is also based on (i) factual representations, including those set forth on Exhibits A and B hereto, (ii) the representations made by the parties in the Agreement, and (iii) our understanding that the Reorganization will take place substantially as set out in the Agreement and as described in the Prospectus/Proxy Statement (the "Proxy Statement") included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 filed by the Trust with the Securities and Exchange Commission on March 16, 2001 (File No. 333-54884) in connection with the meeting of shareholders of Acquired Fund held on April 26, 2001.

Mercury HW Variable Trust
Merrill Lynch Variable Series Funds, Inc.
April 27, 2001
Page 2
                           SUMMARY OF THE TRANSACTION

      In the Reorganization, Acquired Fund will transfer substantially all of its assets and liabilities to Acquiring Fund in exchange for an equal value of shares of Acquiring Fund. Acquired Fund will then distribute to its shareholders as a liquidating distribution all of such shares of Acquiring Fund in exchange for and in cancellation of each respective outstanding share of Acquired Fund, and Acquired Fund will be terminated as a series of the Company and will liquidate pursuant to the Agreement.

                                BUSINESS PURPOSE

      Our opinion is based in part upon our understanding that the primary business purpose of this transaction is to achieve certain cost savings by combining the assets of Acquired Fund and Acquiring Fund as is represented on Exhibits A and B hereto. A description of the business purposes of the Reorganization is set out in the Proxy Statement.

                                 REPRESENTATIONS

      In rendering our opinion, we are, with your permission, assuming that the transaction will occur substantially as described in the Agreement and the Proxy Statement. We are also relying upon the additional representations which have been certified to us by Acquired Fund and Acquiring Fund, as set forth on Exhibits A and B hereto.

                                     OPINION

      Based upon the foregoing, the representations contained in Exhibits A and B hereto, and our review of the relevant legal authorities, it is our opinion that:

      1. The acquisition by Acquiring Fund of substantially all of the assets of Acquired Fund in exchange solely for voting shares of Acquiring Fund and the assumption by Acquiring Fund of Acquired Fund's liabilities, if any, followed by Acquired Fund's distribution to its shareholders, pro rata, of Acquiring Fund's shares in complete liquidation of Acquired Fund pursuant to the Agreement and constructively in exchange for the shareholders' Acquired Fund shares, will constitute a reorganization within the meaning of Section 368(a)(1) of the Code, and Acquired Fund and Acquiring Fund each will be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

      2. No gain or loss will be recognized by Acquired Fund upon the transfer of substantially all of its assets to Acquiring Fund in exchange solely for voting shares of Acquiring Fund and the assumption by Acquiring Fund of Acquired Fund's liabilities, if any. Code ss.ss. 361(a) and 357(a). In addition, no gain or loss will be recognized by Acquired Fund on the distribution of such shares to the Acquired Fund shareholders in liquidation of Acquired Fund. Code ss. 361(c)(1).

      3. No gain or loss will be recognized by Acquiring Fund upon the acquisition of Acquired Fund's assets in exchange solely for voting shares of Acquiring Fund and the assumption of Acquired Fund's liabilities, if any. Code ss. 1032(a).

Mercury HW Variable Trust
Merrill Lynch Variable Series Funds, Inc.
April 27, 2001
Page 3

      4. Acquired Fund's shareholders will recognize no gain or loss upon the receipt of voting shares of Acquiring Fund solely in exchange for and in cancellation of Acquired Fund shares of common stock, as described above and in the Agreement. Code ss. 354(a)(1).

      5. Acquiring Fund's basis in the assets acquired from Acquired Fund will be the same as the basis of such assets in the hands of Acquired Fund immediately before the Reorganization, and the holding period of such assets acquired by Acquiring Fund will include the holding period thereof when held by Acquired Fund immediately before the Reorganization. Code ss.ss. 362(b) and 1223(2).

      6. Acquired Fund shareholders' basis in the shares of Acquiring Fund to be received by them pursuant to the Reorganization will be the same as their respective basis in the shares of Acquired Fund to be constructively surrendered in exchange therefor. Code ss. 358(a)(1).

      7. The holding period of Acquiring Fund shares to be received by Acquired Fund shareholders will include the period during which Acquired Fund shares to be constructively surrendered in exchange therefor were held, provided such Acquired Fund shares were held as capital assets by those shareholders on the effective date of the Reorganization. Code ss. 1223(1).

      8. The taxable year of Acquired Fund will end on the effective date of the Reorganization, and Acquiring Fund will succeed to and take into account the items described in Section 381(c) of the Code, subject to the provisions and limitations specified in Sections 381 through 384 of the Code.

      You should be aware that this opinion is not binding on the Internal Revenue Service or the courts. However, a ruling of the Internal Revenue Service has been requested regarding these matters. No opinion is expressed concerning the state, local or foreign tax consequences of the Reorganization.

      This opinion is being delivered to you pursuant to paragraphs 8(f) and 9(h) of the Agreement.

      We hereby give you our consent to your inclusion of this opinion as an exhibit to Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 filed by Acquiring Fund with the Securities and Exchange Commission and to the references to our firm contained in the Proxy Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

                                        Very truly yours,

                                   /s/ Gardner Carton & Douglas

                               Exhibit A

                LETTERHEAD OF MERCURY HW VARIABLE TRUST

                            April 27, 2001

Gardner, Carton & Douglas
321 North Clark Street
Chicago, Illinois  60610

     Re: Reorganization of Mercury HW Variable Trust (Mercury HW International Value VIP Portfolio) and Merrill Lynch Variable Series Funds, Inc. (Merrill Lynch International Equity Focus Fund)

Ladies and Gentlemen:

      An Agreement and Plan of Reorganization (the "Agreement") has been entered into pursuant to which Merrill Lynch International Equity Focus Fund ("Acquired Fund"), a series of Merrill Lynch Variable Series Funds, Inc., a Maryland corporation (the "Company"), will transfer to Mercury HW International Value VIP Portfolio ("Acquiring Fund"), a series of Mercury HW Variable Trust, a Massachusetts business trust, substantially all of the assets of Acquired Fund in exchange solely for voting shares of Acquiring Fund and the assumption by Acquiring Fund of the liabilities, if any, of Acquired Fund. Within thirty (30) days of such exchange, the shares of Acquiring Fund so received will be distributed to the Acquired Fund shareholders in liquidation of Acquired Fund, and Acquired Fund will be terminated as a series of the Company (the "Reorganization"). We have asked you to render an opinion regarding certain federal income tax consequences of the Reorganization. You have advised us that your opinion depends in part on particular facts relating to those parties involved. The purpose of this letter is to set forth relevant facts to facilitate your rendering an opinion. We understand that your opinion will be dependent on the facts presented in this letter and in a similar letter from the Company, as well as on your understanding that the Reorganization will take place substantially as set out in the Agreement and as described in the Prospectus/Proxy Statement (the "Proxy Statement") included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 filed by us with the Securities and Exchange Commission (File No. 333-54884). We further understand that any inaccuracy or change in the following prior to the closing may change your opinion on the federal income tax consequences of the Reorganization and that our reliance on your opinion is therefore predicated on the accuracy of the following statements of fact. We undertake to inform you of any change in circumstances which would cause any of the following statements to be inaccurate as of the date of closing. We understand that you have not attempted, and we have not asked you to attempt, to verify any of the following representations through independent investigation.

Gardner, Carton & Douglas
April 27, 2001
Page 2
                           SUMMARY OF THE TRANSACTION

      In the Reorganization, Acquired Fund will transfer substantially all of its assets and liabilities to Acquiring Fund in exchange for an equal value of shares of Acquiring Fund. Acquired Fund will then distribute to its shareholders as a liquidating distribution all of such shares of Acquiring Fund in exchange for and in cancellation of each respective outstanding share of Acquired Fund, and Acquired Fund will be terminated as a series of the Company and will liquidate pursuant to the Agreement.

                                BUSINESS PURPOSE

      Your opinion is based in part upon your understanding that the primary business purpose of this transaction is to achieve certain cost savings by combining the assets of Acquired Fund and Acquiring Fund as is represented below. A description of the business purposes of the Reorganization is set out in the Proxy Statement.

                                 REPRESENTATIONS

      The undersigned on behalf of Acquiring Fund hereby certifies as follows:

      1. The primary business purpose of this transaction is to achieve certain cost savings by combining the assets of Acquired Fund and Acquiring Fund. Acquired Fund and Acquiring Fund have similar investment objectives and investment policies, and the combination would result in increased economies of scale.

      2. The fair market value of the shares of Acquiring Fund received by each Acquired Fund shareholder will be approximately equal to the fair market value of the respective shares of Acquired Fund surrendered in exchange therefor.

      3. Each share of Acquiring Fund received by the Acquired Fund shareholders in the Reorganization will carry with it the right to vote for the Board of Trustees of Acquiring Fund.

      4. No cash or property, other than shares of Acquiring Fund, will be transferred to Acquired Fund or distributed to Acquired Fund shareholders pursuant to the Reorganization.

      5. Acquiring Fund will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Acquired Fund immediately prior to the Reorganization, including, but not limited to, the historic business assets described in paragraph 9 below. For purposes of this representation, amounts used by Acquired Fund to pay its Reorganization expenses, amounts paid by Acquired Fund to shareholders who receive cash or other property, and all redemptions and distributions (except for redemptions and distributions occurring in the ordinary course of Acquired Fund's business as an open-end investment company pursuant to section 22(e) of the Investment Company Act of 1940 (the "Act")) made by Acquired Fund immediately preceding the transfer will be included as assets of

Gardner, Carton & Douglas
April 27, 2001
Page 3

Acquired Fund held immediately prior to the Reorganization. There will be no payments to dissenters, as shareholders may redeem their shares at any time.

      6. There is no plan or intention by Acquiring Fund or any person related to Acquiring Fund (as defined in section 1.368-1(e)(3) of the Income Tax Regulations1 (the "Regulations")) to acquire or redeem any shares of Acquiring Fund issued in the Reorganization, either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Acquiring Fund's business as an open-end investment company as required by section 22(e) of the Act.

      7. To the best of Acquiring Fund's knowledge, during the five-year period ending on the date of the Reorganization, neither Acquired Fund nor any person related to Acquired Fund (as defined in section 1.368-1(e)(3) of the Regulations without regard to section 1.368-1(e)(3)(i)(A) of the Regulations2) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired stock of Acquired Fund with consideration other than shares of Acquiring Fund or Acquired Fund, except for stock redeemed in the ordinary course of Acquired Fund's business as an open-end investment company as required by section 22(e) of the Act, or (ii) made distributions with respect to Acquired Fund stock, except for (a) distributions described in sections 852 and 4982 of the Internal Revenue Code of 1986, as amended (the "Code"), and (b) additional distributions (including distributions in liquidation of a shareholder's interest), to the extent such distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Acquired Fund on the effective date of the Reorganization.

      8. Prior to or in the transaction, neither Acquiring Fund nor any person related to Acquiring Fund (as defined in section 1.368-1(e)(3) of the
Regulations and summarized in the footnote to paragraph 6 above) will have acquired directly or indirectly or through any transaction, agreement, or arrangement with any other person, any shares of Acquired Fund with consideration other than shares of Acquiring Fund.

----------
1 In general, under section 1.368-1(e)(3) of the Regulations, a corporation is related to Acquiring Fund if (i) it is a member of the same affiliated group as Acquiring Fund or (ii) (a) at least 50 percent of the voting power of all classes of stock entitled to vote or at least 50 percent of the total value of shares of all classes of stock of Acquiring Fund and (b) at least 50 percent of the voting power of all classes of stock entitled to vote or at least 50 percent of the total value of shares of all classes of stock of such other corporation are under common ownership, taking into account attribution of ownership from related parties. In general, an affiliated group is a chain of corporations connected through stock ownership with a common parent corporation where (i) the common parent directly owns at least 80 percent of the total voting power and 80 percent of the total value of the stock of at least one of the corporations, and
(ii) one or more of the corporations (other than the common parent corporation) owns at least 80 percent of the total voting power and 80 percent of the total value of the stock of at least one of the other corporations.

2 For purposes of this representation, a corporation is related to Acquired Fund if (a) at least 50 percent of the voting power of all classes of stock entitled to vote or at least 50 percent of the total value of shares of all classes of stock of Acquiring Fund and (b) at least 50 percent of the voting power of all classes of stock entitled to vote or at least 50 percent of the total value of shares of all classes of stock of such other corporation are under common ownership, taking into account attribution of ownership from related parties.

Gardner, Carton & Douglas
April 27, 2001
Page 4

      9. Acquiring Fund may dispose of a portion of the assets acquired in the Reorganization and will reinvest the proceeds consistent with its investment objectives and policies, but will retain at least 33 1/3 percent of Acquired Fund's historic business assets (such retained historic business assets to be other than liquidity positions) and will use such assets in its business. Historic business assets are those assets of Acquired Fund acquired by it in the ordinary course of its business as an investment company and not in contemplation of or as part of the Reorganization. Otherwise, Acquiring Fund has no plan or intention to sell or otherwise dispose of any of the assets of Acquired Fund acquired in the transaction, except for dispositions made in the ordinary course of Acquiring Fund's business as an investment company (i.e., dispositions resulting from investment decisions made on the basis of investment considerations arising after and independent of the Reorganization) and will reinvest the proceeds consistent with its investment objectives and policies.

      10. Following the Reorganization, Acquiring Fund will continue the historic business of Acquired Fund.

      11. After the Reorganization, the shareholders of Acquired Fund will be in control of Acquiring Fund within the meaning of section 368(a)(2)(H) of the Code.

      12. At the time of the Reorganization, Acquiring Fund will not have any outstanding warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire shares of Acquiring Fund that, if exercised or converted, would affect the Acquired Fund's shareholders' acquisition or retention of control (as defined in section 368(a)(2)(H) of the Code) of Acquiring Fund.

      13. All expenses incurred in connection with the Reorganization will be borne equally by Acquired Fund and Acquiring Fund.

      14. There is no intercorporate indebtedness existing between Acquiring Fund and Acquired Fund that was issued, acquired, or will be settled at a discount.

      15. Acquiring Fund meets the requirements of a regulated investment company as referred to in section 368(a)(2)(F) of the Code. In general, a regulated investment company meets the requirements of section 368(a)(2)(F) of the Code if not more than 25 percent of the value of its total assets is invested in the stock and securities of any one issuer and not more than 50 percent of the value of its total assets is invested in the stock and securities of five or fewer issuers. Acquiring Fund has elected to be taxed as a regulated investment company under section 851 of the Code and for all its taxable periods has qualified for the special tax treatment afforded regulated investment companies under the Code. Following the Reorganization, Acquiring Fund intends to continue to so qualify.

      16. Acquiring Fund does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any shares of Acquired Fund.

Gardner, Carton & Douglas
April 27, 2001
Page 5

      17. The liabilities of Acquired Fund assumed by Acquiring Fund in the Reorganization, if any, and the liabilities to which the transferred assets are subject, if any, were incurred by Acquired Fund in the ordinary course of its business and are associated with the assets to be transferred.

      18. Each of the fair market value and the adjusted basis of Acquired Fund's assets transferred to Acquiring Fund will equal or exceed the sum of the liabilities, if any, assumed by Acquiring Fund plus the liabilities, if any, to which the transferred assets are subject.

      19. The amount of cash, if any, retained by Acquired Fund to meet expenses, plus liabilities, if any, of Acquired Fund to be assumed by Acquiring Fund in the Reorganization, plus the liabilities, if any, to which the transferred assets are subject, will not equal or exceed 20 percent of the fair market value of all property held by Acquired Fund immediately prior to the Reorganization.

      20. The undersigned is properly authorized to make these representations on behalf of Acquiring Fund.

      I hereby certify that the above statements are true and accurate.

                                    MERCURY HW VARIABLE TRUST, on behalf of
                                    MERCURY HW INTERNATIONAL VALUE VIP PORTFOLIO

                                    By:    s/b Donald Burke
                                           --------------------------------
                                    Title: Treasurer

                                    Exhibit B

             LETTERHEAD OF MERRILL LYNCH VARIABLE SERIES FUNDS, INC.

                                 April 27, 2001

Gardner, Carton & Douglas
321 North Clark Street
Chicago, Illinois  60610

     Re: Reorganization of Mercury HW Variable Trust (Mercury HW International Value VIP Portfolio) and Merrill Lynch Variable Series Funds, Inc. (Merrill Lynch International Equity Focus Fund)

Ladies and Gentlemen:

      An Agreement and Plan of Reorganization (the "Agreement") has been entered into pursuant to which Merrill Lynch International Equity Focus Fund ("Acquired Fund"), a series of Merrill Lynch Variable Series Funds, Inc., a Maryland corporation (the "Company"), will transfer to Mercury HW International Value VIP Portfolio ("Acquiring Fund"), a series of Mercury HW Variable Trust, a Massachusetts business trust (the "Trust"), substantially all of the assets of Acquired Fund in exchange solely for voting shares of Acquiring Fund and the assumption by Acquiring Fund of the liabilities, if any, of Acquired Fund. Within thirty (30) days of such exchange, the shares of Acquiring Fund so received will be distributed to the Acquired Fund shareholders in liquidation of Acquired Fund, and Acquired Fund will be terminated as a series of the Company (the "Reorganization"). You have been asked to render an opinion regarding certain federal income tax consequences of the Reorganization. You have advised us that your opinion depends in part on particular facts relating to those parties involved. The purpose of this letter is to set forth relevant facts to facilitate your rendering an opinion. We understand that your opinion will be dependent on the facts presented in this letter and in a similar letter from the Trust, as well as on your understanding that the Reorganization will take place substantially as set out in the Agreement and as described in the Prospectus/Proxy Statement (the "Proxy Statement") included in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-14 filed by Acquiring Fund with the Securities and Exchange Commission (File No. 333-54884). We further understand that any inaccuracy or change in the following prior to the closing may change your opinion on the federal income tax consequences of the Reorganization and that our reliance on your opinion is therefore predicated on the accuracy of the following statements of fact. We undertake to inform you of any change in circumstances which would cause any of the following statements to be inaccurate as of the date of closing. We understand that you have not attempted, and we have not asked you to attempt, to verify any of the following representations through independent investigation.

Gardner, Carton & Douglas
April 27, 2001
Page 2

                           SUMMARY OF THE TRANSACTION

      In the Reorganization, Acquired Fund will transfer substantially all of its assets and liabilities to Acquiring Fund in exchange for an equal value of shares of Acquiring Fund. Acquired Fund will then distribute to its shareholders as a liquidating distribution all of such shares of Acquiring Fund in exchange for and in cancellation of each respective outstanding share of Acquired Fund, and Acquired Fund will be terminated as a series of the Company and will liquidate pursuant to the Agreement.

                                BUSINESS PURPOSE

      Your opinion is based in part upon your understanding that the primary business purpose of this transaction is to achieve certain cost savings by combining the assets of Acquired Fund and Acquiring Fund as is represented below. A description of the business purposes of the Reorganization is set out in the Proxy Statement.

                                 REPRESENTATIONS

      The undersigned on behalf of Acquired Fund hereby certifies as follows:

      1. The primary business purpose of this transaction is to achieve certain cost savings by combining the assets of Acquired Fund and Acquiring Fund. Acquired Fund and Acquiring Fund have similar investment objectives and investment policies, and the combination would result in increased economies of scale.

      2. The fair market value of the shares of Acquiring Fund received by each Acquired Fund shareholder will be approximately equal to the fair market value of the respective shares of Acquired Fund surrendered in exchange therefor.

      3. Each share of Acquiring Fund received by the Acquired Fund shareholders in the Reorganization will carry with it the right to vote for the Board of Trustees of Acquiring Fund.

      4. After the Reorganization, the shareholders of Acquired Fund will be in control of Acquiring Fund within the meaning of section 368(a)(2)(H) of the Internal Revenue Code of 1986, as amended (the "Code").

      5. No cash or property, other than the shares of Acquiring Fund, will be transferred to Acquired Fund or distributed to Acquired Fund shareholders pursuant to the Reorganization.

      6. Acquiring Fund will acquire at least 90 percent of the fair market value of the net assets and at least 70 percent of the fair market value of the gross assets held by Acquired Fund immediately prior to the Reorganization, including, but not limited to, the historic business assets described in paragraph 11 below. For purposes of this representation, amounts used by Acquired Fund to pay its Reorganization expenses, amounts paid by Acquired Fund to shareholders who receive cash or other property, and all redemptions and

Gardner, Carton & Douglas
April 27, 2001
Page 3

distributions (except for redemptions and distributions occurring in the ordinary course of Acquired Fund's business as an open-end investment company pursuant to section 22(e) of the Investment Company Act of 1940 (the "Act")) made by Acquired Fund immediately preceding the transfer will be included as assets of Acquired Fund held immediately prior to the Reorganization. There will be no payments to dissenters, as shareholders may redeem their shares at any time.

      7. To the best of Acquired Fund's knowledge, there is no plan or intention by Acquiring Fund or any person related to Acquiring Fund (as defined in section 1.368-1(e)(3) of the Income Tax Regulations1 (the "Regulations")) to acquire or redeem any shares of Acquiring Fund issued in the Reorganization, either directly or through any transaction, agreement, or arrangement with any other person, other than redemptions in the ordinary course of Acquiring Fund's business as an open-end investment company as required by section 22(e) of the Act.

      8. During the five-year period ending on the date of the Reorganization, neither Acquired Fund nor any person related to Acquired Fund (as defined in section 1.368-1(e)(3) of the Regulations without regard to section 1.368-1(e)(3)(i)(A) of the Regulations2) will have directly or through any transaction, agreement, or arrangement with any other person, (i) acquired stock of Acquired Fund with consideration other than shares of Acquiring Fund or Acquired Fund, except for stock redeemed in the ordinary course of Acquired Fund's business as an open-end investment company as required by section 22(e) of the Act, or (ii) made distributions with respect to Acquired Fund stock, except for (a) distributions described in sections 852 and 4982 of the Code, and
(b) additional distributions (including distributions in liquidation of a shareholder's interest), to the extent such distributions do not exceed 50 percent of the value (without giving effect to such distributions) of the proprietary interest in Acquired Fund on the effective date of the Reorganization.

      9. To the best of Acquired Fund's knowledge, prior to or in the transaction, neither Acquiring Fund nor any person related to Acquiring Fund (as defined in section 1.368-1(e)(3) of the Regulations and summarized in the footnote to paragraph 7 above) will have acquired

----------
1 In general, under section 1.368-1(e)(3) of the Regulations, a corporation is related to Acquiring Fund if (i) it is a member of the same affiliated group as Acquiring Fund or (ii) (a) at least 50 percent of the voting power of all classes of stock entitled to vote or at least 50 percent of the total value of shares of all classes of stock of Acquiring Fund and (b) at least 50 percent of the voting power of all classes of stock entitled to vote or at least 50 percent of the total value of shares of all classes of stock of such other corporation are under common ownership, taking into account attribution of ownership from related parties. In general, an affiliated group is a chain of corporations connected through stock ownership with a common parent corporation where (i) the common parent directly owns at least 80 percent of the total voting power and 80 percent of the total value of the stock of at least one of the corporations, and
(ii) one or more of the corporations (other than the common parent corporation) owns at least 80 percent of the total voting power and 80 percent of the total value of the stock of at least one of the other corporations.

2 For purposes of this representation, a corporation is related to Acquired Fund if (i) at least 50 percent of the voting power of all classes of stock entitled to vote or at least 50 percent of the total value of shares of all classes of stock of Acquiring Fund and (ii) at least 50 percent of the voting power of all classes of stock entitled to vote or at least 50 percent of the total value of shares of all classes of stock of such other corporation are under common ownership, taking into account attribution of ownership from related parties.

Gardner, Carton & Douglas
April 27, 2001
Page 4

directly or indirectly or through any transaction, agreement, or arrangement with any other person, any shares of Acquired Fund with consideration other than shares of Acquiring Fund.

      10. In accordance with and pursuant to the Plan, Acquired Fund will distribute the shares it receives in the Reorganization to its shareholders as soon as practicable after the closing date, and in any event within 30 days thereafter. As soon as practicable after the closing date, and in any event within 12 months thereafter, Acquired Fund will be liquidated for federal income tax purposes. Acquired Fund will have no assets to distribute other than the shares of Acquiring Fund received in the Reorganization.

      11. In conjunction with the transfer of substantially all of its assets to Acquiring Fund, Acquired Fund will transfer at least 33 1/3% of its historic business assets (such transferred historic business assets to be other than liquidity positions) to Acquiring Fund at the closing date of the Reorganization. Historic business assets are those assets of Acquired Fund acquired by it in the ordinary course of its business and not in contemplation of or as part of the Reorganization.

      12. All expenses incurred in connection with the Reorganization will be borne equally by Acquired Fund and Acquiring Fund.

      13. There is no intercorporate indebtedness existing between Acquiring Fund and Acquired Fund that was issued, acquired, or will be settled at a discount.

      14. Acquired Fund meets the requirements of a regulated investment company as referred to in section 368(a)(2)(F) of the Code. In general, a regulated investment company meets the requirements of section 368(a)(2)(F) of the Code if not more than 25 percent of the value of its total assets is invested in the stock and securities of any one issuer and not more than 50 percent of the value of its total assets is invested in the stock and securities of five or fewer issuers. Acquired Fund has elected to be taxed as a regulated investment company under section 851 of the Code and for all its taxable periods (including the last short taxable period ending on the date of the Reorganization) has qualified for the special tax treatment afforded regulated investment companies under the Code.

      15. Acquiring Fund does not own, directly or indirectly, nor has it owned during the past five years, directly or indirectly, any shares of Acquired Fund.

      16. The liabilities of Acquired Fund assumed by Acquiring Fund in the Reorganization, if any, and the liabilities to which the transferred assets are subject, if any, were incurred by Acquired Fund in the ordinary course of its business and are associated with the assets to be transferred.

      17. Each of the fair market value and the adjusted basis of Acquired Fund's assets transferred to Acquiring Fund will equal or exceed the sum of the liabilities, if any, assumed by Acquiring Fund plus the liabilities, if any, to which the transferred assets are subject.

Gardner, Carton & Douglas
April 27, 2001
Page 5

      18. The amount of cash, if any, retained by Acquired Fund to meet expenses, plus liabilities, if any, of Acquired Fund to be assumed by Acquiring Fund in the Reorganization, plus the liabilities, if any, to which the transferred assets are subject, will not equal or exceed 20 percent of the fair market value of all property held by Acquired Fund immediately prior to the Reorganization.

      19. Acquired Fund is not under the jurisdiction of a court in a title 11 or similar case within the meaning of section 368(a)(3)(A) of the Code.

      20. In connection with the Reorganization, Acquired Fund has not and will not distribute to its creditors any shares of Acquired Fund, any shares of Acquiring Fund to be received, or rights to acquire any shares of either Acquired Fund or Acquiring Fund.

      21. It is anticipated that there will be no amount remaining in the hands of Acquired Fund after the payment of the liabilities of Acquired Fund.

      22. The undersigned is properly authorized to make these representations on behalf of Acquired Fund.

      I hereby certify that the above statements are true and accurate.

                         MERRILL LYNCH VARIABLE SERIES FUNDS, INC., on behalf of Merrill LYNCH INTERNATIONAL EQUITY FOCUS FUND

                         By:    s/b Donald Burke
                                ---------------------------------
                         Title: Treasurer